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                                  EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Sandy Spring Bancorp, Inc. on Form S-8 of our report, dated January 31, 2003, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc., which report appears on page 28 of the Sandy Spring Bancorp, Inc. 2004 Annual Report on Form 10-K.

/s/ Stegman & Company

Baltimore, Maryland
July 15, 2005